UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020

ADVANCED BIOENERGY, LLC

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-52421	20-2281511
(Commission File Number)	(I.R.S. Employer Identification No.)

8000 Norman Center Drive Suite 610 Bloomington, MN	55437
(Address of Principal Executive Offices)	(Zip Code)

763-226-2701

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2020, Advanced BioEnergy, LLC, (“ABE” or the “Company”) and Richard Peterson agreed that Mr. Peterson’s last day of employment would be March 13, 2020 and Mr. Peterson resigned from all positions with the Company, including Chief Executive Officer and Chief Financial Officer, effective as of that date. Mr. Peterson had previously resigned as an ABE director effective January 31, 2020. In connection with his resignation, the Company agreed to pay Mr. Peterson (i) $142,500 pursuant to the previously disclosed Stay Bonus Plan adopted by the Board and (ii) a lump sum payment of $28,800 for future health care coverage.

The Company and Mr. Peterson also entered into a consulting agreement under which Mr. Peterson agree to provide the Company with consulting service between March 14, 2020 and July 31, 2021, or such later date as the parties agreed, at a rate of $150.00 per hour, as an independent contractor, for any work reasonably requested by the Board of Directors with respect to (i) the liquidation of and winding up of the Company, including any matters related to the December 19, 2019 Asset Sale to Glacial Lakes Energy and the funds in escrow pursuant to the that asset sale including any real estate, environmental, contract or other matters, or any other government inquiry; and (ii) any filings or other disclosures required to be made with the United States Securities and Exchange Commission. Any hours in excess of ten hours a month must be expressly approved by the ABE Board. The consulting agreement also states that on July 31, 2021, or such later date as the parties agree, assuming continued cooperation by Mr Peterson under the consulting agreement, Mr. Peterson would receive a cash payment of $25,000. A copy of the consulting agreement is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01.	Other Events.

As of March 13, 2020, after giving effect to the events described in Item 5.02 of this Form 8-K, the Company had no employees.

Further, as previously disclosed, as of December 19, 2019, the holders of ABE units, or Members ceased to have any rights in respect of these units except the right to receive distributions, if any, pursuant to and in accordance with the Plan of Liquidation, the Company’s Operating Agreement and Delaware law. As of December 19, 2020, ABE is deemed dissolved under Delaware law and continues to exist for the sole purpose of converting its assets into cash, paying or making provision for the payment of its liabilities and after this is completed, distributing its remaining assets to its Members.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Name

10.1	Consulting Agreement, dated As of March 12, 2020, between Advanced BioEnergy, LLC and Richard Peterson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED BIOENERGY, LLC

By:	/s/ J.D. Schlieman
J.D. Schlieman, Continuing Director

Date: March 18, 2020

4